Ballard Spahr                                     Exhibit 5.1
LLP
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
300 East Lombard Street, 18th Floor
Baltimore, MD 21202-3268
TEL 410.528.5600
FAX 410.528.5650
www.ballardspahr.com

March 17, 2017

Spirit Realty, L.P.
Spirit Realty Capital, Inc.
2727 North Harwood Street
Suite 300
Dallas, Texas 75201

Re:
Spirit Realty Capital, Inc., a Maryland corporation (the “Company”) - Offer by Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), to exchange up to $300,000,000 aggregate principal amount of the Operating Partnership’s 4.450% Senior Notes due 2026 (the “Exchange Notes”) and registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-4 (the “Registration Statement”), for an equal aggregate principal amount of the Operating Partnership’s outstanding 4.450% Senior Notes due 2026 (the “Private Notes”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Exchange Notes and the Exchange Guarantee (as defined herein) under the Act by the Operating Partnership and the Company pursuant to the Registration Statement filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

We understand that the Private Notes were issued by the Operating Partnership on or about August 18, 2016 under, and subject to the terms of, the Indenture (as defined herein), and that, pursuant to Article V of the First Supplemental Indenture (as defined herein), the Company has provided a full and unconditional guarantee with respect to the Private Notes. We further understand that, as contemplated by the Registration Rights Agreement (as defined herein), (i) the Exchange Notes with terms substantially identical to those of the Private Notes will be issued by the Operating Partnership under, and subject to the terms of, the Indenture in exchange for Private Notes pursuant to an exchange offer by the Operating Partnership under the Registration Statement, and (ii) the Company will provide a full and unconditional guarantee with respect to the Exchange Notes pursuant to Article V of the First Supplemental Indenture (the “Exchange Guarantee”).

BALLARD SPAHR LLP

Spirit Realty, L.P.
Spirit Realty Capital, Inc.
March 17, 2017

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)
the corporate charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on August 21, 2013, Articles of Amendment filed with the SDAT on May 13, 2014 and Articles Supplementary filed with the SDAT on March 3, 2017;

(ii)	the Third Amended and Restated Bylaws of the Company, dated as of August 27, 2015 (the “Bylaws”);

(iii)	resolutions adopted by the Board of Directors of the Company on or as of June 28, 2016 (the “Directors’ Resolutions”);

(iv)
the Second Amended and Restated Limited Liability Company Agreement of Spirit General OP Holdings, LLC, a Delaware limited liability company of which the Company is the sole member, which is the sole general partner of the Operating Partnership, dated as of March 25, 2015 (the “LLC Agreement”);

(v)	the First Amended and Restated Agreement of Limited Partnership of Spirit Realty, L.P., dated as of September 12, 2014 (the “Partnership Agreement”);

(vi)	a status certificate of the SDAT, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)
the Registration Rights Agreement, dated as of August 18, 2016, by and among the Company, the Operating Partnership and the representatives of the several initial purchasers of the Private Notes named therein (the “Registration Rights Agreement”);

(viii)
the Indenture, dated as of August 18, 2016 (the “Base Indenture”), by and between the Operating Partnership and U.S. Bank, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 18, 2016 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), by and among the Operating Partnership, the Company and the Trustee;

(ix)	the Registration Statement and the related prospectus, in substantially the form filed or to be filed with the Commission pursuant to the Act;

BALLARD SPAHR LLP

Spirit Realty, L.P.
Spirit Realty Capital, Inc.
March 17, 2017

(x)
a supplemental certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions, the LLC Agreement and the Partnership Agreement are true, correct and complete and have not been rescinded or modified, and that the Charter, the Bylaws, the Directors’ Resolutions, the LLC Agreement and the Partnership Agreement are in full force and effect, as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and the form, approval, execution and delivery of the Registration Rights Agreement and the Indenture (which Indenture includes the Exchange Guarantee); and

(xi)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.
In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	there are no material modifications of, or amendments to, the pertinent sections of the Registration Rights Agreement or the Indenture (which Indenture includes the Exchange Guarantee);

(d)
all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete;

(e)	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(f)	the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(g)
each of the parties thereto (other than the Company) have duly and validly authorized, executed and delivered each instrument, document and agreement, including but not limited to the Registration Rights Agreement and the Indenture, executed in connection with the transactions contemplated

BALLARD SPAHR LLP

Spirit Realty, L.P.
Spirit Realty Capital, Inc.
March 17, 2017

by the Registration Rights Agreement and the Indenture to which such party is a signatory, and such party’s obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

(h)
the Exchange Notes have been duly and validly authorized, and will be duly and validly executed and delivered, by the Operating Partnership and will be issued solely in exchange for the Private Notes in an exchange offer pursuant to the Registration Statement in accordance with the Indenture and the Registration Rights Agreement; and the form, terms and conditions of the Exchange Notes will be substantially identical to those of the Private Notes, and in no event will the aggregate principal amount of the Exchange Notes exceed $300,000,000.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

(2)
The execution and delivery by the Company, acting in its own capacity, of the First Supplemental Indenture (which includes the Exchange Guarantee) and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the First Supplemental Indenture (which includes the Exchange Guarantee) and the Registration Rights Agreement have been duly executed and delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for the Operating Partnership to authorize, execute, deliver or perform its obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Spirit Realty, L.P.
Spirit Realty Capital, Inc.
March 17, 2017

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Exchange Notes and the Exchange Guarantee. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP